FOR IMMEDIATE RELEASE:
       Investor Contact:
       James F. Laird
					Chief Financial Officer
					614-255-3353
					E-mail: (jlaird@diamond-hill.com)


DIAMOND HILL INVESTMENT STOCK MOVES TO NASDAQ GLOBAL MARKET


	Columbus, Ohio - March 20, 2007 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL), today announced that its stock is now listed on the NASDAQ Global Market. The company reported that its application for listing was accepted March 15, 2007. Diamond Hill, which will continue to trade under the same symbol, DHIL, had previously been listed on the NASDAQ Capital Market. The NASDAQ Global Market sets higher standards for listing specifically requiring minimum market capitalization, net income and shareholders' equity.

About Diamond Hill:
       Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build wealth. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.


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325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
		 614-255-3333  fax 614-255-3363